United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 24, 2017

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343 (Zip Code)
(Address Of Principal Executive Offices)

  (952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 24, 2017, Communications Systems, Inc. (the “Company”) issued a press release announcing its intention to close its Alajuela, Costa Rica production facility and consolidate production into its Minnesota facilities. The Costa Rica facility employs approximately 113 employees; its operations include fiber termination and injection molding production for the Suttle operating segment. The closure is intended to increase the efficiency of Suttle’s operations by consolidating them on one facility, improving the lead time and availability of its products.

These actions are in response to revenue declines in the Company’s Suttle business segment, which has experienced two years of operating losses.

Company management made the decision to close the Costa Rican facility in January 2017 and commenced wind-down activities at the Costa Rica facility the week of January 23, 2017.

The Company expects all production will be transferred within the next six months. Suttle will continue to serve customers without interruption.

The Company estimates the cost to close the Costa Rica facility will be approximately $1.6 million, and that all expense will be incurred by the end of the 2017 third quarter.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

No.	Description
99.1	Communications Systems, Inc. press release dated January 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark Fandrich
Chief Financial Officer

Date: January 30, 2017